Exhibit 4.6

NUMBER                                                        UNITS

U-__________                                                                                                CUSIP ________

[GOLDEN GREEN ENTERPRISES LIMITED]

UNITS CONSISTING OF ONE ORDINARY SHARE AND TWO WARRANTS EACH TO PURCHASE ONE ORDINARY SHARE (“UNITS”)

THIS CERTIFIES THAT

___________________________________________________________

is the owner of
________________________________________________________________Units.

Each Unit consists of one (1) ordinary share, no par value, (“Ordinary Shares”), of [Golden Green Enterprises Limited], a British Virgin Islands business company (the “Company”), and two warrants (the “Warrants”). Each Warrant entitles the holder to purchase one (1) Ordinary Share for US$5.00 per share (subject to adjustment). Each Warrant will become exercisable on [the date Company's completion of the merger with China Opportunity Acquisition Corp.] and will expire unless exercised before 5:00 p.m., New York City Time, on March 19, 2011, or earlier upon redemption.

The terms of the Warrants are governed by a Warrant Agreement, dated as of March 20, 2007, between China Opportunity Acquisition Corp. (“COAC”), a Delaware corporation, and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, United States of America and are available to any Warrantholder on written request and without cost.  For purposes of interpretation, unless the context requires otherwise, references in the Warrant Agreement to shares of Common Stock of COAC shall be deemed to be references to Ordinary Shares.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

THE COMMON SEAL of	)
[Golden Green enterprises Limited]	)
was hereunto affixed	)
in the presence of:		Director

[GOLDEN GREEN ENTERPRISES LIMITED]

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common     NIF GIFT MIN ACT – ____ Custodian _____
TEN ENT – as tenants by the entireties                (Cust)       (Minor)
JT TEN –  as joint tenants with right under Uniform Gifts to Minors of survivorship and not as tenants in common

Additional Abbreviations may also be used though not in the above list.

For value received, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

___________________________________________________________________________Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________
Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated ____________________

___________________________________________________
NOTICE:  The signature to this assignment must correspond
with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).